UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2010

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

Anchor Tenant Agreement

Delta Air Lines, Inc. (“Delta”) previously announced plans to redevelop its facilities at New York’s John F. Kennedy International Airport (“JFK”) to strengthen its competitive position and customer service in New York City, the largest airline market in the United States.  Delta estimates this redevelopment project will cost approximately $1.2 billion and will be completed in stages over five years.  A substantial portion of this project involves the enhancement and expansion of Terminal 4 at JFK.

On December 9, 2010, as part of this redevelopment project, Delta entered into an Anchor Tenant Agreement with JFK International Air Terminal LLC (“IAT”), a private party that operates Terminal 4 at JFK under a long term lease with the Port Authority of New York and New Jersey (the “Port Authority”).  Delta has a non-controlling membership interest in the sole member of IAT.  The Anchor Tenant Agreement covers Delta’s occupancy of Terminal 4, both before and after completion of the Terminal 4 expansion.  The Anchor Tenant Agreement has an initial term that will expire in 2043.  Pursuant to the Anchor Tenant Agreement, Delta is responsible for entering into contracts for the design, management and construction of the Terminal 4 expansion and bears the risk of project construction, including if the project’s actual costs exceed the projected costs.

Also on December 9, 2010, the Port Authority issued approximately $800 million of special project bonds to fund the substantial majority of the Terminal 4 expansion.  Principal and interest on the special project bonds will be paid from rental payments made by IAT under its lease with the Port Authority.  Upon completion of the Terminal 4 expansion, Delta’s rental payments to IAT under the Anchor Tenant Agreement will be calculated based on (1) an allocable portion of the debt service on the special project bonds, certain capital charges and certain other costs associated with Delta’s space in Terminal 4 and (2) Delta’s share of IAT’s costs allocated to certain common/shared areas of Terminal 4 based on use.  Delta currently estimates that the annual rent under the Anchor Tenant Agreement for 2014 (the first full year following completion of the Terminal 4 expansion) will be approximately $140 million.  The actual amount will depend on various factors, including, among others, Delta’s share of total passenger and baggage counts at Terminal 4, the number of gates occupied by Delta in Terminal 4, and IAT’s actual expenses of operating Terminal 4.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Hank Halter
Date: December 15, 2010	Hank Halter Senior Vice President and Chief Financial Officer

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